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                                                                    Exhibit 23.7

                  Consent of Morgan Stanley & Co. Incorporated

   We hereby consent to the use in the Registration Statement of Keane, Inc. on Form S-4 and in the Proxy Statement/Prospectus of Keane, Inc. and Metro Information Services, Inc., which is part of the Registration Statement, of our opinion dated August 20, 2001 appearing as Annex D-1 to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary--Opinion of Keane's Financial Advisor" and "The Merger--Opinion of Keane's Financial Advisor--Morgan Stanley & Co. Incorporated." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By: /s/ Xavier E. Sztejnberg

                                          Xavier E. Sztejnberg
                                          Vice President

New York, New York
October 2, 2001